Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors of Agilysys, Inc., a Delaware corporation (the “Company”), do hereby nominate, constitute and appoint William David Wood III and Chris J Robertson, and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as directors of the Company, the Annual Report of the Company on Form 10-K for the fiscal year ended March 31, 2022, and any and all amendments thereto; and each of the undersigned hereby ratifies and approves all that said attorneys or any of them shall do or cause to be done by virtue hereof.

In Witness Whereof, each of the undersigned has executed this Power of Attorney in one or more counterparts effective as of the 20th day of May 2022.

Signature	Title(s)

/s/ Michael A. Kaufman Michael A. Kaufman	Chairman and Director

/s/ Donald A. Colvin Donald A. Colvin	Director

/s/ Gerald C. Jones Gerald C. Jones	Director

/s/ John Mutch John Mutch	Director

/s/ Melvin L. Keating Melvin L. Keating	Director

/s/ Dana Jones Dana Jones	Director